SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 6, 2004

                        Commission File Number: 000-50454


                              Digiblue Media, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                                75-3016844
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

32946 Dana Spruce, Suite A, Dana Point, California                        92672
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(Address of principal executive offices)                              (Zip Code)

                                  714.460.2717
                                  ------------
              (Registrant's Telephone Number, Including Area Code)





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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

SALE OF SHARES PURSUANT TO THE REGISTRANT'S PUBLIC OFFERING. On January 5, 2004, the Registrant sold 880,000 shares of its common stock for a total of $88,000, or $.10 per share, pursuant to its Registration Statement on Form SB-2 ("Form SB-2") which was declared effective by the Securities and Exchange Commission on or about November 4, 2003. On January 6, 2004, the Registrant sold the remaining 1,120,000 shares of its common stock that were offered by the Registrant pursuant to that Form SB-2 for $112,000. Upon the sale of those remaining 1,120,000 shares of its common stock, the Registrant declared its offering closed.

STOCK SPLIT. Subsequent to the closing of its public offering, described above, the Registrant's Board of Directors approved a 3 for 1 stock split of the Registrant's issued and outstanding common stock which was effectuated through a dividend of two shares for each share of common stock outstanding as of the record date. The dividend was payable on January 6, 2004 for shareholders of record on January 6, 2004. As a result of the split, the total number of the Registrant's issued and outstanding shares of common stock is 10,350,000. Fractional shares were rounded upward.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Digiblue Media, Inc.


January  9, 2004                          By:  /s/  Brian Eddo
                                               -------------------------------
                                               Brian Eddo, President and
                                               Chief Executive Officer










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